Exhibit 99.1

Natural Health Trends Reports Third Quarter 2020 Financial Results

–	Maintained profitability with third quarter earnings per share improving to $0.06
–	Achieved positive third quarter sales momentum in markets outside of Hong Kong
–	Strong balance sheet with ample liquidity
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – November 4, 2020 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

•	Revenue of $14.1 million decreased 14% compared to $16.4 million in the second quarter of 2020 and decreased 17% compared to $17.0 million in the third quarter of 2019.

•	Operating income was $668,000 compared to $183,000 in the second quarter of 2020 and a loss of $1.1 million in the third quarter of 2019.

•

Net income was $635,000, or $0.06 per diluted share, compared to $34,000, or break-even per diluted share, in the second quarter of 2020 and net loss of $1.2 million, or $0.12 per diluted share, in the third quarter of 2019.

•	The number of Active Members[1] decreased 2% to 53,300 at September 30, 2020 compared to 54,370 at June 30, 2020, and decreased 22% compared to 68,150 at September 30, 2019.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2020 Financial Highlights

•	Revenue of $45.5 million decreased 24% compared to $59.8 million in the first nine months of 2019.

•	Operating loss was $597,000 compared to a loss of $3.8 million in the first nine months of 2019.

•	Net income was $96,000, or $0.01 per diluted share, compared to a net loss of $2.8 million, or $0.25 per diluted share, in the first nine months of 2019.

Management Commentary

“The challenging macroeconomic conditions inherent in the global economy as a result of the COVID-19 pandemic continued to weigh on our financial performance with third quarter revenue of $14.1 million down 14% compared to the prior quarter,” commented Chris Sharng, President of Natural Health Trends Corp. “Our total third quarter orders were relatively consistent with both the prior quarter and the first quarter of 2020 with our deferred revenue balance increasing by $832,000 from June to September 2020.  Additionally, there were a number of bright spots in certain markets with third quarter order volume exceeding that of the first two quarters of the year and revenue outside of Hong Kong increasing 10% over the prior quarter. When coupled with our proactive cost reduction efforts, we were able to maintain our profitability on reduced sales in the third quarter.”

Mr. Sharng concluded, “We have continued to manage the elements of our business that are within our control to preserve our profitability and leader base which we view as critical to our success. Further, we were pleased to remain in a position to return value to our stockholders through our quarterly cash dividend, made possible by our strong balance sheet. I’d like to extend my thanks to all of our leaders, members, preferred customers and shareholders for their ongoing commitment to NHT Global. Through all of the challenges 2020 has presented, we are very grateful to continue supporting our mission of improving health and quality of life through our superior products and global opportunity.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $1.5 million in the first nine months of 2020, compared to $18.7 million in the first nine months of 2019.
•	Total cash and cash equivalents were $90.8 million at September 30, 2020, down slightly from $93.2 million at June 30, 2020.
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On November 2, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on November 27, 2020 to stockholders of record as of November 17, 2020.

Third Quarter 2020 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2020 financial results today, Wednesday, November 4, 2020 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, November 4, 2020
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13711362
Webcast:	http://public.viavid.com/index.php?id=141728

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on November 4, 2020 through 11:59 p.m. Eastern Time on November 18, 2020 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13711362.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 9, 2020 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$90,789	$96,035
Inventories	4,259	6,404
Other current assets	4,972	5,936
Total current assets	100,020	108,375
Property and equipment, net	581	735
Operating lease right-of-use assets	4,200	3,135
Restricted cash	517	3,390
Deferred tax asset	1,069	2,039
Other assets	701	823
Total assets	$107,088	$118,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$887	$680
Accrued commissions	3,046	2,931
Other accrued expenses	1,786	2,387
Deferred revenue	3,477	4,506
Amounts held in eWallets	9,831	12,938
Operating lease liabilities	1,217	1,655
Other current liabilities	1,067	1,205
Total current liabilities	21,311	26,302
Income taxes payable	13,748	15,365
Deferred tax liability	203	202
Operating lease liabilities	3,150	1,564
Total liabilities	38,412	43,433
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings	9,358	16,117
Accumulated other comprehensive loss	(893)	(1,264)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	68,676	75,064
Total liabilities and stockholders’ equity	$107,088	$118,497

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$14,124	$17,023	$45,476	$59,779
Cost of sales	3,635	4,371	12,966	15,002
Gross profit	10,489	12,652	32,510	44,777
Operating expenses:
Commissions expense	5,620	7,362	19,336	28,258
Selling, general and administrative expenses	4,201	6,354	13,771	20,296
Total operating expenses	9,821	13,716	33,107	48,554
Income (loss) from operations	668	(1,064)	(597)	(3,777)
Other income, net	385	323	603	1,128
Income (loss) before income taxes	1,053	(741)	6	(2,649)
Income tax provision (benefit)	418	502	(90)	120
Net income (loss)	$635	$(1,243)	$96	$(2,769)
Net income (loss) per common share:
Basic	$0.06	$(0.12)	$0.01	$(0.25)
Diluted	$0.06	$(0.12)	$0.01	$(0.25)
Weighted-average common shares outstanding:
Basic	10,678	10,623	10,581	11,010
Diluted	11,424	10,623	11,424	11,010

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$96	$(2,769)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	301	290
Noncash lease expense	1,199	1,336
Deferred income taxes	979	(3)
Changes in assets and liabilities:
Inventories	2,193	4,104
Other current assets	923	(1,674)
Other assets	120	2
Accounts payable	206	(1,002)
Accrued commissions	136	(8,683)
Other accrued expenses	(598)	(1,779)
Deferred revenue	(1,045)	(3,485)
Amounts held in eWallets	(3,163)	(1,508)
Operating lease liabilities	(1,120)	(1,392)
Income taxes payable	(1,617)	(1,617)
Other current liabilities	(140)	(235)
Long-term incentive	—	(333)
Net cash used in operating activities	(1,530)	(18,748)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(147)	(181)
Net cash used in investing activities	(147)	(181)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	—	(9,564)
Dividends paid	(6,855)	(2,736)
Net cash used in financing activities	(6,855)	(12,300)
Effect of exchange rates on cash, cash equivalents and restricted cash	413	(428)
Net decrease in cash, cash equivalents and restricted cash	(8,119)	(31,657)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	99,425	135,651
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$91,306	$103,994
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	$—	$8,289
Right-of-use assets obtained in exchange for operating lease liabilities	$2,724	$5,058